UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

(Amendment No.      )

Filed by the Registrant ☒ Filed by a Party other than the Registrant ☐

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☐	Preliminary Proxy Statement

☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

☐	Definitive Proxy Statement

☐	Definitive Additional Materials

☒	Soliciting Material Pursuant to Section 240.14a-12

ANALEX CORPORATION

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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FILING PURSUANT TO RULE 14a-12

This filing is being made pursuant to Rule 14a-12 under the Securities Exchange Act of 1934, as amended. This filing contains statements about Analex Corporation (“Analex” or the “Company”)), funds affiliated with Pequot Ventures (“Pequot”) and the execution of definitive agreements regarding the sale of Analex convertible preferred stock, convertible secured subordinated notes and warrants to purchase Analex common stock to Pequot and the repurchase by Analex of the equity interests in the Company held by Analex Chairman Jon Stout, certain of his family members and certain entities controlled by Mr. Stout and his family. Statements in this filing regarding the transaction and the benefits to be derived from the transaction and any other statements about Analex’s future expectations, beliefs, goals, plans or prospects constitute forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Any statements that are not statements of historical fact (including statements containing the words “believes,” “plans,” “anticipates,” “expects,” “estimates” and similar expressions) should also be considered to be forward-looking statements, including statements regarding the consummation of the transaction and other factors described in Analex’s filings with the Securities and Exchange Commission.

The following is the text of the press release issued by Analex on July 21, 2003 in connection with the transaction.

ANALEX SIGNS DEFINITIVE AGREEMENT FOR

MAJOR INVESTMENT BY PEQUOT PRIVATE EQUITY FUND

Alexandria, VA, July 21, 2003 – Analex Corporation (Amex: NLX) today announced that it has signed definitive agreements regarding an investment by Pequot Ventures, the private equity arm of Pequot Capital Management, Inc., a leading investment firm.

As announced by the company on June 30, 2003, Pequot will purchase $15 million of convertible preferred stock, the proceeds of which are intended to provide Analex with funds to support future acquisitions. Additionally, as a condition of the equity financing, Pequot has agreed to purchase $10 million aggregate principal amount of convertible secured subordinated promissory notes from Analex, the proceeds of which will be used by Analex primarily to repurchase the equity holdings of Analex Chairman Jon Stout, his family members, and certain entities controlled by Mr. Stout and his family.

Analex will now proceed to file a preliminary proxy statement in connection with the proposed transactions with the Securities and Exchange Commission. Once the SEC completes its review of the proxy statement, it will be mailed to the company’s stockholders and a special stockholders’ meeting will be held to consider approval of the transaction. It is anticipated that the final proxy will be mailed in mid-August and the stockholders’ meeting will be held in September 2003. The date of the meeting will be announced as soon as the SEC has completed its review of the proxy materials. The proxy statement will contain detailed information regarding the proposed transactions and related matters.

Analex’s President and Chief Executive Officer, Sterling Phillips, said, “We are pleased with our progress toward completion of a transaction of major significance to Analex. We look forward to our partnership with Pequot and believe it will provide the Company with valuable professional leadership as well as capital for growth.”

Pequot Managing Director Gerald Poch noted, “We believe that the Analex senior management team has an excellent strategic platform and growth plan. We look forward to working closely with management to build the company and achieve its growth goals.”

Analex recently announced that it will hold a conference call and webcast regarding its second quarter 2003 earnings on Thursday, July 24, 2003 at 11:00 a.m. (ET). The results for the quarter ended June 30, 2003 will be released before 9:00 a.m. (ET) on the same day, prior to the commencement of trading. Sterling Phillips, President and CEO, and Ron Alexander, Senior Vice President and CFO, will conduct the call. Since the Company now expects to file the preliminary proxy statement regarding the Pequot transaction by July 23, there will be no further comments on the transaction pending the completion of SEC review.

A live webcast of Analex Corporation’s earnings conference call will be available on the Company’s website. Analex welcomes all interested parties to listen to the live webcast of its call at: www.analex.com on July 24th. A replay of the conference call and the question/answer session will be available at the Company’s website following the call.

Important additional information will be filed with the SEC

Investors and security holders will be able to obtain free copies of the proxy statement and other documents filed with the SEC by Analex through the web site maintained by the SEC at www.sec.gov. In addition, investors and security holders will be able to obtain free copies of the proxy statement by contacting Analex Corporation, 5904 Richmond Highway, Suite 300, Alexandria, Virginia 22303, Attention: Investor Relations, Telephone: (703) 329-9400, Email: amber.gordon@analex.com.

Analex, Pequot and their respective directors and executive officers may be deemed to be participants in the solicitation of proxies in respect of the proposed transactions described above. Information regarding Analex’s directors and executive officers is contained in Analex’s 10-K for the year ended December 31, 2002 and its proxy statement dated April 14, 2003, which have been filed with the SEC. As of April 7, 2003, Analex’s directors and executive officers beneficially owned approximately 75.2% of Analex’s common stock.

About Analex

Analex specializes in providing intelligence, systems engineering and biodefense services in support of our nation’s security. Analex focuses on developing innovative technical approaches for the intelligence community, analyzing and supporting defense systems, designing, developing and testing aerospace systems and developing medical defenses and treatments for infectious agents used in biological warfare and terrorism. The company’s stock trades on the American Stock Exchange under the symbol NLX. The company can be found on the Internet at www.analex.com.

About Pequot Ventures

Pequot Ventures is the direct venture investment arm of Pequot Capital Management, Inc., focusing on the most dynamic startup, growth stage and later-stage companies in the technology, telecommunications, healthcare, and defense sectors. Pequot Ventures creates value by bringing energy and substantial industry expertise to its portfolio companies through the collective intellectual capital, deep operating experience and extensive network of its investment team. The firm leverages its unique multi-billion dollar presence across both public and private equity markets to help build competitive, sustainable businesses in fast changing environments throughout their lifecycle. Pequot Ventures accomplishes this goal in close partnership with the founders and management teams of its portfolio companies. For more information, please visit www.pequotventures.com.

PLEASE NOTE: Except for the historical information contained herein, this press release contains forward-looking statements within the meaning of Section 21E of the Securities Exchange Act of 1934, as amended, that involve a number of risks and uncertainties. These forward-looking statements may be identified by reference to a future period by use of forward-looking terminology such as “anticipate,” “expect,” “could,” “intend,” “may” and other words of a similar nature. There are certain important factors and risks that could cause results to differ materially from those anticipated by the statements contained herein. Such factors and risks include business conditions and growth / consolidation in the government contracting, defense and intelligences arenas and in the economy in general. Competitive factors include the pressures toward consolidation of small government contracts into larger contracts awarded to major, multi-national corporations; and the Company’s ability to continue to recruit and retain highly skilled scientific, technical, managerial and sales/marketing personnel. Other risks may be detailed from time to time in the Company’s filings with the Securities and Exchange Commission. Analex undertakes no obligation to update or revise any forward-looking statements, whether as a result of new information, future events or otherwise.

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